Exhibit 2.1

Execution Version

AMENDMENT NO. 3 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 3 TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of September 1, 2023, by and among FAST Acquisition Corp. II, a Delaware corporation (“SPAC”), Falcon’s Beyond Global, LLC, a Florida limited liability company (the “Company”), Falcon’s Beyond Global, Inc., a Delaware corporation and a wholly owned subsidiary of the Company which was formerly known as Palm Holdco, Inc. (“Pubco”), and Palm Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Merger Sub”). Each of the SPAC, the Company, Pubco and Merger Sub shall individually be referred to herein as a “Party” and, collectively, the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the A&R Business Combination Agreement (as defined below).

RECITALS

WHEREAS, SPAC, the Company, Pubco and Merger Sub previously entered into that certain Amended and Restated Agreement and Plan of Merger, dated January 31, 2023 (as amended by Amendment No. 1 to Amended and Restated Agreement and Plan of Merger dated June 25, 2023, and as further amended by Amendment No. 2 to Amended and Restated Agreement and Plan of Merger dated July 7, 2023, the “A&R Business Combination Agreement”);

WHEREAS, Section 11.10 of the A&R Business Combination Agreement provides that the A&R Business Combination Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as the A&R Business Combination Agreement and which makes reference to the A&R Business Combination Agreement; and

WHEREAS, the Parties desire to amend the A&R Business Combination Agreement as set forth in this Amendment.

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

1.	Section 10.01(k). Section 10.01(k) of the A&R Business Combination Agreement is hereby deleted in its entirety and replaced by “[Reserved]”.

2.	Section 10.02(a). All references to “Section 10.01(k)” in Section 10.02(a) shall be deemed removed.

3.	No Further Amendment. Except as expressly provided in this Amendment, all of the terms and conditions of the A&R Business Combination Agreement remain unchanged and continue in full force and effect.

4.	No Waiver. Except as specifically set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the parties under the A&R Business Combination Agreement nor shall it constitute a waiver of any provision of the A&R Business Combination Agreement.

5.	Effect of Amendment. This Amendment shall form a part of the A&R Business Combination Agreement for all purposes, and each party to this Amendment and to the A&R Business Combination Agreement shall be bound by this Amendment.

6.	Governing Law. This Amendment, and any action, suit, dispute, controversy or claim arising out of this Amendment, or the validity, interpretation, breach or termination of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles.

7.	Entire Agreement; Counterparts. This Amendment, the A&R Business Combination Agreement (as amended by this Amendment) and any other documents and instruments and agreements among the Parties as contemplated by or specifically referred to in the A&R Business Combination Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement among the Parties relating to the subject matter hereof and thereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among the Parties relating to the subject matter hereof and thereof. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

FAST ACQUISITION CORP. II

By:	/s/ Garrett Schreiber
Name:	Garrett Schreiber
Title:	CFO

[Signature Page to Amendment No. 3 to A&R Business Combination Agreement]

FALCON’S BEYOND GLOBAL, LLC

By:	/s/ L. Scott Demerau
Name:	L. Scott Demerau
Title:	Executive Chairman

[Signature Page to Amendment No. 3 to A&R Business Combination Agreement]

FALCON’S BEYOND GLOBAL, INC.

By:	/s/ L. Scott Demerau
Name:	L. Scott Demerau
Title:	Executive Chairman

[Signature Page to Amendment No. 3 to A&R Business Combination Agreement]

PALM MERGER SUB, LLC

By:	/s/ L. Scott Demerau
Name:	L. Scott Demerau
Title:	Executive Chairman

[Signature Page to Amendment No. 3 to A&R Business Combination Agreement]